Exhibit 99.1

Vivint Solar Reports Second Quarter 2019 Results

LEHI, Utah, August 8, 2019 -- Vivint Solar, Inc. (NYSE: VSLR), today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Operating Highlights

Key operating and development highlights include:

•	MW Installed of approximately 56 MWs for the quarter. Total cumulative MWs installed were approximately 1,163 MWs.

•	Installations were 8,163 for the quarter. Cumulative installations were 169,275.

•	Estimated Gross Retained Value increased by approximately $68 million during the quarter to approximately $2.1 billion. Estimated Gross Retained Value per Watt at quarter end was $2.02.

•	Cost per Watt was $3.56, an increase from $3.46 in the first quarter of 2019 and an increase from $3.23 in the second quarter of 2018.

•	Margin created was $49 million, a 21% increase from the second quarter of 2018. Unlevered NPV per Watt was $0.88.

Financing Activity

As of June 30, 2019, the company had approximately $153 million in undrawn capacity in the forward flow loan facilities and approximately 186 MWs of undeployed tax equity financing capacity. Subsequent to quarter end, the company entered into a $325 million credit facility that replaces its existing aggregation facility. The new credit facility reduces the cost of debt by 87.5 basis points and significantly increases the amount of upfront proceeds on a per system basis.

Summary Second Quarter 2019 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Jun. 30,
	2019	2018	YoY
Revenue:
Customer agreements and incentives	$63.4	$54.8	up 16%
Solar energy system and product sales	27.4	26.0	up 5%
Total Revenue	90.8	80.8	up 12%
Cost of revenue:
Operating leases and incentives	43.1	41.4	up 4%
Solar energy system and product sales	15.8	19.0	down 17%
Total cost of revenue	58.9	60.4	down 2%
Gross profit	31.9	20.4	up 56%
Loss from operations	(36.9)	(16.1)	down 129%
Net (loss attributable) income available to common stockholders	$(28.6)	$18.1	down 258%
Net (loss attributable) income available per share to common stockholders	$(0.24)	$0.15	down 260%
Non-GAAP net loss per share	$(0.73)	$(0.50)	down 46%

Note: Totals may not sum due to rounding.

Guidance for the Third Quarter 2019

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2019 financial results.

For the third quarter of 2019, Vivint Solar expects:

•	MW Installed: 62 - 65 MWs

•	Cost per Watt: $3.36 - $3.44

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Thursday, August 8, 2019, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.235.7641 or 1.647.689.4162 for international callers. The conference ID is 294 6607. A listen-only webcast will be accessible on the investor relations page of the company’s website at investors.vivintsolar.com/. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With the help of Vivint Solar, homeowners can power their homes with clean, renewable energy, typically achieving significant financial savings over time. Vivint Solar designs and installs solar energy systems for homeowners and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, homeowners may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG Chem home batteries and electric vehicle chargers with ChargePoint Home. For more information, visit  www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to, Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, undeployed tax equity financing capacity, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, margin created and unlevered NPV per Watt and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components; the potential inaccuracy of the assumptions employed in calculating our operating metrics; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investors section of the company’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$198,951	$219,591
Accounts receivable, net	28,186	14,207
Inventories	13,071	13,257
Prepaid expenses and other current assets	30,783	31,201
Total current assets	270,991	278,256
Restricted cash and cash equivalents	78,567	71,305
Solar energy systems, net	1,637,905	1,938,874
Property and equipment, net	12,650	10,730
Other non-current assets, net	510,537	28,090
TOTAL ASSETS	$2,510,650	$2,327,255
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$40,175	$45,929
Distributions payable to non-controlling interests and redeemable non-controlling interests	11,221	7,846
Accrued compensation	24,545	25,520
Current portion of long-term debt	144,243	12,155
Current portion of deferred revenue	28,911	30,199
Current portion of finance lease obligation	1,089	1,921
Accrued and other current liabilities	53,557	42,860
Total current liabilities	303,741	166,430
Long-term debt, net of current portion	1,181,797	1,203,282
Deferred revenue, net of current portion	15,529	13,524
Finance lease obligation, net of current portion	2,807	505
Deferred tax liability, net	490,496	437,120
Other non-current liabilities	76,994	24,610
Total liabilities	2,071,364	1,845,471
Commitments and contingencies
Redeemable non-controlling interests	118,900	119,572
Stockholders’ equity:
Common stock	1,216	1,201
Additional paid-in capital	582,338	574,248
Accumulated other comprehensive loss	(18,988)	(7,223)
Accumulated deficit	(334,595)	(279,631)
Total stockholders’ equity	229,971	288,595
Non-controlling interests	90,415	73,617
Total equity	320,386	362,212
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,510,650	$2,327,255

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Customer agreements and incentives	$63,355	$54,765	$102,958	$85,879
Solar energy system and product sales	27,402	26,033	57,170	63,169
Total revenue	90,757	80,798	160,128	149,048
Cost of revenue:
Cost of revenue—customer agreements and incentives	43,074	41,366	83,265	80,053
Cost of revenue—solar energy system and product sales	15,791	18,990	33,054	45,035
Total cost of revenue	58,865	60,356	116,319	125,088
Gross profit	31,892	20,442	43,809	23,960
Operating expenses:
Sales and marketing	37,037	14,033	66,671	25,158
Research and development	524	511	993	997
General and administrative	31,205	22,009	54,254	41,996
Total operating expenses	68,766	36,553	121,918	68,151
Loss from operations	(36,874)	(16,111)	(78,109)	(44,191)
Interest expense, net	19,472	11,336	38,599	28,258
Other expense (income), net	1,365	(4,109)	2,750	(6,370)
Loss before income taxes	(57,711)	(23,338)	(119,458)	(66,079)
Income tax expense	29,950	35,352	57,437	53,995
Net loss	(87,661)	(58,690)	(176,895)	(120,074)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(59,094)	(76,806)	(122,086)	(125,214)
Net (loss attributable) income available to common stockholders	$(28,567)	$18,116	$(54,809)	$5,140
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.24)	$0.16	$(0.45)	$0.04
Diluted	$(0.24)	$0.15	$(0.45)	$0.04
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	120,869	116,650	120,589	115,907
Diluted	120,869	121,753	120,589	120,969

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(87,661)	$(58,690)	$(176,895)	$(120,074)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,658	16,997	39,317	33,440
Deferred income taxes	29,951	35,204	57,678	54,173
Stock-based compensation	4,156	3,812	7,835	6,781
Loss on solar energy systems and property and equipment	2,924	2,455	4,157	3,025
Non-cash interest and other expense	1,657	11,649	3,302	13,656
Reduction in lease pass-through financing obligation	(1,337)	(1,477)	(2,032)	(2,164)
Losses (gains) on interest rate swaps	1,366	983	2,750	(1,279)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,194)	(6,118)	(13,979)	(4,689)
Inventories	(1,539)	2,655	186	9,462
Prepaid expenses and other current assets	(1,930)	(3,470)	816	8,276
Other non-current assets, net	(38,093)	(6,998)	(64,632)	(6,613)
Accounts payable	(1,360)	1,524	516	1,898
Accrued compensation	3,069	22	(999)	(2,329)
Deferred revenue	3,448	(1,431)	717	(10,514)
Accrued and other liabilities	794	(1,812)	179	(1,915)
Net cash used in operating activities	(71,091)	(4,695)	(141,084)	(18,866)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(59,874)	(74,039)	(124,400)	(146,247)
Payments for property and equipment	(703)	(25)	(994)	(65)
Proceeds from disposals of solar energy systems and property and equipment	479	1,068	1,128	1,843
Purchase of intangible assets	(115)	—	(115)	—
Net cash used in investing activities	(60,213)	(72,996)	(124,381)	(144,469)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	75,270	65,516	159,638	108,287
Distributions paid to non-controlling interests and redeemable non-controlling interests	(9,038)	(10,436)	(18,051)	(28,558)
Proceeds from long-term debt	71,809	836,000	133,164	876,000
Payments on long-term debt	(15,320)	(681,572)	(20,913)	(689,320)
Payments for debt issuance and deferred offering costs	(2,962)	(17,715)	(2,962)	(17,715)
Proceeds from lease pass-through financing obligation	654	645	1,518	1,497
Principal payments on finance lease obligations	(306)	(916)	(577)	(1,931)
Proceeds from issuance of common stock	231	630	270	837
Net cash provided by financing activities	120,338	192,152	252,087	249,097
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	(10,966)	114,461	(13,378)	85,762
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	288,484	126,239	290,896	154,938
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$277,518	$240,700	$277,518	$240,700

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Installations	8,163	6,514	6,678
Megawatts installed	56.0	45.6	47.0

	As of
	June 30,	March 31,	June 30,
	2019	2019	2018
Cumulative installations	169,275	161,112	139,321
Cumulative megawatts installed	1,162.5	1,106.5	952.3
Estimated nominal contracted payments remaining (in millions)	$3,976.2	$3,795.8	$3,267.3
Estimated retained value under energy contracts (in millions)	$1,587.0	$1,549.7	$1,440.7
Estimated retained value of renewal (in millions)	$531.6	$501.0	$424.7
Estimated gross retained value (in millions)	$2,118.6	$2,050.7	$1,865.4
Estimated gross retained value per watt	$2.02	$2.04	$2.13

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of June 30, 2019, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contracts	$1,864.2	$1,587.0	$1,367.0
Estimated retained value of renewal	818.0	531.6	349.4
Total estimated gross retained value	$2,682.2	$2,118.6	$1,716.4

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net (loss attributable) income available to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.73) and ($1.47) for the three and six months ended June 30, 2019.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	June 30, 2019		June 30, 2018
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(28,567)	$(0.24)	$18,116	$0.16
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(59,094)	(0.49)	(76,806)	(0.66)
Non-GAAP net loss	$(87,661)	$(0.73)	$(58,690)	$(0.50)
Weighted-average shares used in computing net loss per share		120,869		116,650

	Six Months Ended
	June 30, 2019		June 30, 2018
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(54,809)	$(0.45)	$5,140	$0.04
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(122,086)	$(1.02)	(125,214)	$(1.08)
Non-GAAP net loss	$(176,895)	$(1.47)	$(120,074)	$(1.04)
Weighted-average shares used in computing net loss per share:		120,589		115,907

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Estimated Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, or PPA, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Estimated Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Estimated Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Project Value” represents the net cash flows, discounted at 6% that Vivint Solar expects to receive from customers net of estimated distributions to fund investors and operating expenses, estimated utility and state incentives, and estimated finance proceeds from fund investors.

“NPV per watt” represents the estimated weighted average unit margin of Vivint Solar’s PPA and customer lease business and its system sales business. It is calculated by dividing Margin Created during the period by the total MWs Installed during the period.

“Margin Created” represents the estimated margin created during the period. It is the estimated value of Vivint Solar’s PPA and customer lease agreements and the value of the system sales less the costs required to create the value. Specifically, it is the sum of the project value per watt multiplied by “MWs Installed – PPA/Lease” and “Revenue – solar energy system and product sales” less total creation costs.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Heather Hurst

Director of Communications
385-236-4349

pr@vivintsolar.com